U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Date of Report: August 14, 2006


                           I.C. ISAACS & COMPANY, INC.
               (Exact name of issuer as specified in its charter)


         Delaware                        0-23379                52-1377061
(State or Other Jurisdiction of      (Commission File         (IRS Employer
Incorporation or Organization)            Number)           Identification No.)


                3840 Bank Street, Baltimore, Maryland 21224-2522
              (Address and Zip Code of Principal Executive Offices)


                                 (410) 342-8200
                         (Registrant's Telephone Number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On August 3, 2006, we issued a press release and filed a Report on Form 8-K disclosing our financial results for the three and six month periods ended June 30, 2006.

We understated diluted earnings per share for the three month period by $.01, due to the application of incorrect data regarding the weighted average number of shares that were outstanding during that period.

For the three months ended June 30, 2006, we reported diluted earnings per share of $0.18 based on a weighted average of 12,689,218 outstanding shares. We should have reported diluted earnings per share for that period of $0.19 based on a weighted average of 12,664,565 shares outstanding.

For the six months ended June 30, 2006, we correctly reported diluted earnings per share of $0.39, but we should have employed a weighted average of 12,665,822 outstanding shares in doing so, instead of the weighted average of 12,668,711 outstanding shares that was used in making that calculation.

Item 9.01         Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

         (a) Financial Statements -- none

         (b) Pro forma financial information -- none

         (c) Exhibits -- None

                                    Signature


         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   I.C. Isaacs & Company, Inc.



Dated: August 14, 2006             By:  /s/ Gregg A. Holst
                                      -----------------------------------------
                                        Gregg A. Holst, Chief Financial Officer